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                                  EXHIBIT 10.12



May 6, 2002



Mr. David A. March
278 Merton Ave.
Glen Ellyn, IL  60137

Dear David,

     This letter will set forth the agreement between you and Catalyst International, Inc. (the "Company") concerning the acceleration in certain circumstances of the vesting of options you have received to purchase shares of common stock of the Company pursuant to the Company's 2001 Stock Option Plan (the "Plan"). The Company has agreed as follows:

     1. Acceleration of Vesting of Options in Certain Circumstances. Notwithstanding the terms of any and all Nonqualified Stock Option Agreement(s) and/or Incentive Stock Option Agreement(s) (collectively, the "Option Agreements") between you and the Company which governs the vesting of options to purchase common stock of the Company which you have received pursuant to the Option Agreements (collectively the "Options"), all of the Options shall immediately vest upon the date of a "Change in Control" (as defined below). In the event that the Options vest pursuant to this paragraph, the terms of the Plan and the Option Agreements governing the Options shall apply with respect to the time periods and terms and conditions under which you may exercise such vested Options.

     2. Definition of Change in Control. For purposes hereof, a "Change in Control" shall mean any of the following events:

     i. the date of the acquisition by an individual, entity or group [within the meaning of Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a) and (b) of subsection (ii) of this Section 2; or

     ii. the date of consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the stockholders of the Company is required (a "Business Combination"), in each case, unless, immediately following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (b) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

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     iii.  the date of approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     3. Effect of this Letter. Except as specifically addressed herein, all of the terms and conditions of the Option Agreements shall remain in full force and effect in accordance with their terms. Nothing herein shall be deemed to confer upon you any rights to continue as an employee of the Company, it being understood by you that you remain an employee at will for the Company.

     4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to principles of conflicts of law thereunder.

     If the foregoing accurately describes the agreement between you and the Company, please so indicate by signing a copy of this letter in the space provided below and returning it to the Company.

                                                 Sincerely,

                                                 /s/ DOUGLAS B. CODER
                                                 ------------------------------
                                                 Douglas B. Coder
                                                 Chairman of the Board


Accepted and agreed to this 6th day of May 2002.

By: /s/ DAVID A. MARCH
    --------------------------
    David A. March